UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 14, 2010

Cycle Country Accessories Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-68570	42-1523809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 38th Avenue West

Spencer, Iowa 51301

(Address of principal executive offices, including zip code)

(712) 262-4191

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 14, 2010, Cycle Country Accessories Corp. (“Cycle Country”) received a notice (the “Notice”) from NYSE Amex LLC (the “Exchange”) that, based on the Exchange’s review of the Securities and Exchange Commission’s (the “SEC”) EDGAR database, it has determined that Cycle Country is out of compliance with the Exchange’s continued listing requirements in Section 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) for its failure to timely file its Form 10-K for the fiscal year ended September 30, 2009.  In addition, the Exchange has asserted this failure to file is a material violation of its listing agreement with the Exchange and Cycle Country is now subject to the procedures and requirements of Section 1009 of the Company Guide.

In order to maintain its listing, Cycle Country must submit a plan of compliance (a “Plan”) to the Exchange by January 28, 2010 advising the Exchange of the actions it has or will take to bring itself back into compliance with Sections 134 and 1101 of the Company Guide no later than April 14, 2010.  If the Exchange accepts the Plan, Cycle Country will be subject to periodic review by the Exchange to determine whether it is making progress consistent with the Plan.  If Cycle Country does not submit a Plan or its Plan is not accepted by the Exchange it will be subject to delisting proceedings.  The Exchange staff also may initiate delisting proceedings if Cycle Country does not come into compliance with the identified standards by April 14, 2010 or fails to make progress in implementing the Plan during the period covered by the Plan.

The Notice also states that, as a result of the resignation of L.G. (Bob) Hancher, Jr. on January 6, 2010,  Cycle Country is out of compliance with Section 801(h) of the Company Guide, since its board of directors is no longer comprised of at least 50% independent directors.  The Exchange has given Cycle Country until the earlier of its next annual shareholders’ meeting or one year from January 10, 2010 to regain compliance with this section.

The Notice also states that Cycle Country is out of compliance with Section 803(2)(c) of the Company Guide for not having two members on its audit committee and Section 802(d) of the Company Guide for not having roughly equal sized classes of its classified Board.  In the Notice, the Exchange has given Cycle Country until the earlier of its next annual shareholders’ meeting or one year from January 6, 2010 to regain compliance with these sections.

Cycle Country previously reported on the resignation of Mr. Hancher and the impact of the resignation, including certain of the noncompliance issues with the Exchange requirements, in its current report on Form 8-K, filed with the SEC on January 8, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release, dated January 21, 2010

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations are intended to identify forward-looking statements. Forward-looking statements include the amount misappropriated in connection with the matters discussed above; the period in which the activities discussed above took place and the persons involved in such activities; the outcome of any further investigation or other action that the Company or federal or state authorities may undertake with respect to these matters; the availability of insurance coverage; any remediations that the Company may take with respect to any financial accounting and disclosure control deficiencies it may discover; and the Company’s ability to filed restated financial statements. These statements speak only of the date hereof and are subject to risks and uncertainties that could cause actual results to differ materially, including further review of the matters discussed above, actions that may be taken or required as a result of the Investigation, including the need to restate prior financial results, and the conclusions reached by the Company’s management and board of directors based on the results of any investigations, and any further review or investigation.  The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLE COUNTRY ACCESSORIES CORP.

By:	/s/ Jeffrey M. Tetzlaff
Jeffrey M. Tetzlaff
President and Chief Executive Officer

Date: January 21, 2010